CVS CAREMARK CORPORATION
BUSINESS PLANNING COMMITTEE
RESTRICTED STOCK UNIT AGREEMENT – ANNUAL GRANT
GRANT DATE: APRIL 1, 2014

1.
Pursuant and subject to the provisions of the 2010 Incentive Compensation Plan, as amended (the “ICP”) of CVS Caremark Corporation (the “Company”), on the date set forth above (the “Grant Date”), the Company has awarded and hereby evidences the Restricted Stock Unit (“RSU”) Award to the person named below (the “Participant”), subject to the terms and conditions set forth and incorporated in this Restricted Stock Unit agreement (the “Agreement”). The ICP is hereby made a part hereof and Participant agrees to be bound by all the provisions of the ICP. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the ICP. On the Grant Date specified above, the Fair Market Value (the “FMV”), which is the Closing Price of the Company’s common stock on the Grant Date, of each RSU equals $XX.XX.

Participant:
Employee ID:
RSUs (#):

2.	Each RSU represents a right to a future payment of one share (“Share”) of Common Stock ($0.01 par value) of the Company, subject to required tax withholding.

3.
(a)    To the extent dividends are paid on Shares while the RSUs remain outstanding and prior to the Settlement Date (as defined below), subject to Section 5(b), Participant shall be entitled to receive a cash payment in an amount equivalent to the cash dividends with respect to the number of Shares covered by the RSUs; provided, however, that no dividends shall be payable with respect to any RSUs forfeited on or prior to the dividend record date.

(b)    Participant hereby agrees that the Company may withhold from the dividend equivalent amounts referred to in Paragraph 3(a) above amounts sufficient to satisfy the applicable tax withholding in respect of such dividend equivalent payments.

4.
Subject to the terms and conditions of the ICP and this Agreement and subject to Participant’s continued employment, Participant shall be entitled to receive (and the Company shall deliver to Participant) the Shares on the Vesting Date(s) set forth herein, , or as soon as administratively possible thereafter, unless delivery of the Shares has been deferred in accordance with Section 5 below (the date of such delivery of the Shares being hereafter referred to as the “Settlement Date”). Each “Vesting Date,” except as otherwise provided in Section 7, shall be in accordance with the schedule set forth below:

(a) 50% of the RSUs shall vest on the third anniversary of the Grant Date;
(b) 50% of the RSUs shall vest on the fifth anniversary of the Grant Date.

5.
(a)    In accordance with rules promulgated by the Management Planning and Development Committee of the Board of Directors (the “Committee”), Participant, to the extent eligible under the CVS Caremark Deferred Stock

Compensation Plan, may elect to defer delivery of Shares in settlement of RSUs covered by this Agreement. Any such deferred delivery date elected by Participant shall become the Settlement Date for purposes of this Agreement.

(b)    Notwithstanding Section 3(a), to the extent dividends are paid on such deferred Shares following the Vesting Date and prior to the Settlement Date, Participant shall be entitled to receive a number of additional deferred Shares equal to: (x) the amount of dividend per Share as declared by the Company’s Board of Directors on the Company’s common stock multiplied by (y) the number of deferred Shares held by Participant on the record date of such dividend, divided by (z) the FMV of a Share on such dividend payment date.

6.
Except as may be elected by Participant, on the Settlement Date the number of Shares to be delivered by the Company to Participant shall be reduced by the smallest number of Shares having a FMV at least equal to the dollar amount of Federal, state and local tax withholding required to be withheld by the Company with respect to such RSUs on such date. In lieu of having the number of Shares underlying the RSU reduced, Participant may elect to pay the Company for any amounts required to be withheld by the Company in connection with the vesting of the RSUs or delivery of the Shares pursuant to the Agreement. Such election may be made electronically at any time prior to the Settlement Date of the RSUs.

7.
(a)     Except as provided in Paragraphs 7 (b) – (g) below, if, for any reason, Participant’s employment with the Company and any subsidiary of the Company terminates, all RSUs not then vested in accordance with Section 4 above shall be immediately forfeited.

(b)In the event Participant’s employment with the Company and any subsidiary of the Company terminates by reason of death, RSUs not then vested in accordance with Section 4 will become immediately vested and the Vesting Date shall be the date of death.

(c)(i) In the event Participant’s employment with the Company and any subsidiary of the Company terminates prior to the third anniversary of the Grant Date by reason of a “Qualified Retirement”, RSUs shall vest as of the employment termination date on a pro rata basis as follows: the total number of RSUs vesting as of the retirement date, which is the last day that the Participant is employed by the Company or any subsidiary of the Company shall be equal to the number of RSUs granted on the Grant Date multiplied by the following fraction: (A) the numerator shall be the whole number of months elapsed as of the retirement date since the Grant Date and (B) the denominator shall be thirty-six (36). For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked. For example, if the time elapsed between the Grant Date and the retirement date is eight months and five days, the numerator in sub-section (A) above shall be nine. Any Shares represented by RSUs that vest under this section shall settle in accordance with the original schedule set forth in Section 4 of this Agreement.

(ii) In the event Participant’s employment with the Company and any subsidiary of the Company terminates on or after the third anniversary, but prior to the fifth anniversary, of the Grant Date by reason of a “Qualified Retirement”, the remaining unvested RSUs shall vest as of the employment termination date on a pro rata basis as follows: 50% of the RSUs granted on the Grant Date multiplied by the following fraction: (C) the numerator shall be the whole number of months elapsed as of the retirement date since the Grant Date and (D) the denominator shall be sixty (60). For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked. For example, if the time elapsed between the Grant Date and the retirement date is fifty-four months and five days, the numerator in sub-section (C) above shall be fifty-five Any Shares represented by RSUs that vest under this section shall settle in accordance with the original schedule set forth in Section 4 of this Agreement.

“Qualified Retirement” shall mean termination of employment after attainment of age fifty-five (55) with at least ten (10) years of continuous service or attainment of age sixty (60) with at least five (5) years of continuous service, provided that:  (i) if Participant elects to terminate his or her employment voluntarily, Participant has provided the Company with at least twelve (12) months advance notice of his or her retirement date or such other term of advance notice as is determined by the Chief Human Resources Officer of the Company; or (ii) if the Company elects to terminate Participant’s employment, such termination is without cause.  In the event Participant’s termination of employment qualifies as a Qualified Retirement and Participant also enters into a severance agreement with the Company, the terms of this Section 7(c) shall be applied first and then the terms of Section 7(e) shall be applied thereafter.

(d)        (i)  In the event Participant’s employment with the Company and any subsidiary of the Company terminates prior to the third anniversary of the Grant Date by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such Plan, as defined by the Social Security Administration),  the RSUs shall vest as of the employment termination date on a pro rata basis as follows:  the total number of RSUs vested as of the termination date, which is the last date that the Participant is employed by the Company or any subsidiary of the Company, shall be equal to the number of RSUs granted on the Grant Date multiplied by the following fraction:  (A) the numerator shall be the whole number of months elapsed as of Participant’s termination date since the Grant Date and (B) the denominator shall be thirty-six (36).  For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked.  For example, if the time elapsed between the Grant Date and the termination date is eight months and five days, the numerator in sub-section (A) above shall be nine.  Any Shares represented by RSUs that vest under this section shall settle in accordance with the original schedule set forth in Section 4 of this Agreement.
(ii)  In the event the Participant’s employment with the Company and any subsidiary of the Company terminates after the third anniversary, but prior to the fifth anniversary, of the Grant Date, by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such Plan, as defined by the Social Security Administration), the remaining unvested RSUs shall vest as of the employment termination date on a pro rata basis according to the following formula:  50% of the RSUs granted on the Grant Date multiplied by the following fraction:  (C) the numerator shall be the whole number of months elapsed as of the termination date since the Grant Date as of Participant’s termination date and (D) the denominator shall be sixty (60).  For purposes of this calculation, the number of months in the numerator in sub-section (C) above shall include any partial month in which Participant has worked.  For example, if the time elapsed between the Grant Date and the termination date is fifty-four months and five days, the numerator in sub-section (C) above shall be fifty-five. . Any Shares represented by RSUs that vest under this section shall settle in accordance with the original schedule set forth in Section 4 of this Agreement.

(e)    In the event Participant’s employment with the Company and any subsidiary of the Company terminates and Participant receives severance pay pursuant to a written agreement, RSUs not vested at the time of Participant’s employment termination date but scheduled to vest during the severance period specified in the agreement providing for severance pay shall vest and settle in accordance with the original schedule set forth in Section 4 of this Agreement. All RSUs not scheduled to vest during the specified severance period shall be forfeited as of the employment termination date.

(f)    Notwithstanding the above, (i) the provisions of Section 10 of the ICP shall apply in the event of a Change in Control (as defined in such Section 10) and (ii) the provisions of Section 7(e)(iv) of the ICP shall apply.

(g)    For purposes of this Section 7, transfer of Participant’s employment from the Company to a subsidiary of the Company, transfer among or between subsidiaries of the Company, or transfer from a subsidiary of the Company to the Company shall not be treated as a termination of employment.

(h)    Participant will be responsible for any applicable withholding taxes that may become due as of Participant’s employment termination date.

8.
An RSU does not represent an equity interest in the Company and carries no voting rights. Participant shall have no rights of a shareholder with respect to the RSUs until the Shares have been delivered to Participant.

9.
Neither the execution and delivery hereof nor the granting of the award evidenced hereby shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ Participant for any specific period.

10.
Any notice required to be given hereunder to the Company shall be addressed to: CVS Caremark Corporation, Senior Vice President, Compensation & Benefits, One CVS Drive, Woonsocket, RI 02895. Any notice required to be given hereunder to Participant shall be addressed to such Participant at the address shown on the records of the Company, subject to the right of either party hereafter to designate, in writing, to the other, some other address.

11.
All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the ICP shall be binding and conclusive on all persons. In the event of any inconsistency between the terms hereof and the provisions of the ICP, the ICP shall govern.

12.
The award of RSUs pursuant to this Agreement is expressly subject to and contingent upon the requirement that the Participant shall have fully executed and delivered to the Company the Restrictive Covenant Agreement provided by the Company; provided that the Company in its sole discretion may waive such requirement if Participant is currently a party to another agreement with the Company setting forth restrictive covenants, such as non-competition, non-disclosure, and/or non-solicitation obligations.  The applicable agreement containing the restrictive covenants the Company requires in connection with this award is hereafter referred to as the “Restrictive Covenant Agreement”.

If the Company intends to require Participant to execute and deliver a new Restrictive Covenant Agreement in connection with the grant hereunder, the Company shall provide such Restrictive Covenant Agreement to Participant and Participant agrees to execute and deliver such agreement by the deadline set forth by the Company, which shall be no less than ten days from the date it is provided to Participant.  If Participant is currently subject to a Restrictive Covenant Agreement, Participant hereby affirms his or her agreement and intent to be bound by the restrictions in the Restrictive Covenant Agreement and to comply with all of its provisions.

Participant agrees that failure to execute and return the Restrictive Covenant Agreement, if required, shall result in the immediate and irrevocable forfeiture of the RSU Award hereunder and any right to receive dividend equivalents or Shares with respect thereto.  Further, if Participant violates any provision of the applicable Restrictive Covenant Agreement, any unvested RSUs will be immediately and irrevocably forfeited, and no payment of any kind, including dividend equivalents or Shares, shall be payable with respect thereto.  This Section shall not constitute the Company’s exclusive remedy for Participant’s violation of the Restrictive Covenant Agreement, and the Company may seek all available legal or equitable remedies in the event of Participant’s violation or threatened of the Restrictive Covenant Agreement, including injunctive relief.

13. By accepting this Award, Participant acknowledges that a copy of the ICP has been made available by the Company for Participant’s reference and agrees to be bound by the terms and conditions set forth in this Agreement and the ICP as in effect from time to time, including the requirement that Participant sign and return the Restrictive Covenant Agreement, as required by the Company as set forth in Section 12.

14. By accepting this Award, Participant further acknowledges that the Federal securities laws and/or Company’s policies regarding trading in its securities may limit or restrict Participant’s right to trade Shares, including without limitation, sales of Shares acquired in connection with RSUs. Participant agrees to comply with such Federal securities law requirements and Company policies as such laws and policies may be amended from time to time.

15. The Company intends that this Agreement not violate any applicable provision of, or result in any additional tax or penalty under, Section 409A of the Internal Revenue Code of 1986 (the “Code”), as amended, and that to the extent any provisions of this Agreement do not comply with Code Section 409A the Company will make such changes in order to comply with Code Section 409A to the extent it considers reasonable. In all events, the provisions of CVS Caremark Corporation’s 409A Universal Definitions Document are hereby incorporated by reference, and to the extent required to avoid a violation of the applicable rules under Section 409A by reason of Section 409A(a)(2)(B)(i) of the Code, payment of any amounts subject to Section 409A of the Code shall be delayed until the first business day of the seventh month immediately following the employment termination date. For purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment, references to a “termination of employment” (and corollary terms) shall be construed to refer to a “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)). Notwithstanding the foregoing, the Company makes no representations as to the tax treatment or consequences of any payment made hereunder, and Participant, by accepting this Award, acknowledges that Participant shall be solely responsible for same.

16. The Award subject to this RSU Agreement under the ICP shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time, which may require the Participant to immediately repay to the Company the value of any pre-tax economic benefit that he or she may derive from the Award. By accepting this Award, Participant acknowledges that the Company’s Recoupment Policy has been made available for the Participant’s reference.

17. This Agreement shall be governed by the laws of Delaware, without giving effect to its choice of law provisions.

18. This Agreement shall be fully effective only upon the Participant’s formal acceptance of the terms and conditions set forth above as required by the Company.

By:     ____________________________________________
Lisa G. Bisaccia
Senior Vice President, Chief Human Resources Officer
CVS Caremark Corporation

Accepted By: _____________________________
     Participant Signature

     _____________________________
Date